As filed with the Securities and Exchange Commission on March 6, 2025

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ELEVATION ONCOLOGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	84-1771427
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

101 Federal Street, Suite 1900

Boston, Massachusetts 02110

(716) 371-1125

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

2021 Equity Incentive Plan

2021 Employee Stock Purchase Plan

(Full title of the plan)

Joseph J. Ferra, Jr.

President and Chief Executive Officer

Elevation Oncology, Inc.

101 Federal Street, Suite 1900

Boston, Massachusetts 02110

(716) 371-1125

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Effie Toshav, Esq.

Robert A. Freedman, Esq.

Ryan Mitteness, Esq.

Fenwick & West LLP

401 Union Street

Seattle, Washington 98101

(206) 389-4510

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ⌧	Smaller reporting company ⌧
Emerging growth company ⌧

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

REGISTRATION OF ADDITIONAL SHARES

PURSUANT TO GENERAL INSTRUCTION E

Elevation Oncology, Inc. (the “Registrant”) is filing this Registration Statement with the Securities and Exchange Commission (the “Commission”) to register (a) 2,956,557 additional shares of common stock available for issuance under the Registrant’s 2021 Equity Incentive Plan (“2021 EIP”), pursuant to the provision of the 2021 EIP providing for an automatic increase in the number of shares reserved for issuance thereunder on January 1 of each year equal to 5% of the number of issued and outstanding shares of common stock on December 31 of the immediately preceding year and (b) 591,311 additional shares of common stock available for issuance under the Registrant’s 2021 Employee Stock Purchase Plan (“2021 ESPP”), pursuant to the provision of the 2021 ESPP providing for an automatic increase in the number of shares reserved for issuance thereunder on January 1 of each year equal to 1% of the number of issued and outstanding shares of common stock on December 31 of the immediately preceding year.

In accordance with General Instruction E of Form S-8, and only with respect to the common stock issuable under the 2021 EIP and 2021 ESPP, this Registration Statement hereby incorporates by reference the contents of the Registrant’s Registration Statements on Form S-8 filed with the Commission on June 25, 2021 (Registration No. 333-257377), March 3, 2022 (Registration No. 333-263250), March 9, 2023 (Registration No. 333-270386), and March 6, 2024 (Registration No. 333-277688), to the extent not superseded hereby.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed by the Registrant with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”) are incorporated herein by reference:

(a)	the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2024, filed with the Commission on March 6, 2025 pursuant to Section 13 of the Exchange Act;
(b)	all other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Registrant’s Annual Report on Form 10-K referred to in (a) above; and
(c)

the description of the Registrant’s common stock contained in the Registrant’s registration statement on Form 8-A (File No. 001-40523) filed on June 21, 2021 under Section 12(b) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

All documents filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the filing of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing such documents, except as to specific sections of such documents as set forth therein. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement.

Item 8.Exhibits.

The following exhibits are filed herewith:

Exhibit		Incorporated by Reference				Filed
Number	Exhibit Description	Form	File No.	Exhibit	Filing Date	Herewith

3.1	Restated Certificate of Incorporation, as amended	10-K	001-40523	3.1	3/6/2024

3.2	Amended and Restated Bylaws	8-K	001-40523	3.1	3/3/2023

4.1	Form of Common Stock Certificate	S-1/A	333-256787	4.1	6/21/2021

5.1	Opinion of Fenwick & West LLP					X

23.1	Consent of Fenwick & West LLP (contained in Exhibit 5.1)					X

23.2	Consent of CohnReznick LLP, Independent Registered Public Accounting Firm					X

24.1	Power of Attorney (included on the signature page to this Registration Statement)					X

99.1	2021 Equity Incentive Plan and forms of award agreements thereunder	S-1/A	333-256787	10.3	6/21/2021

99.2	2021 Employee Stock Purchase Plan and forms of award agreements thereunder	S-1/A	333-256787	10.4	6/21/2021

107.1	Filing Fee Table					X

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, Commonwealth of Massachusetts, on the 6th day of March, 2025.

ELEVATION ONCOLOGY, INC.

By:	/s/ Joseph J. Ferra, Jr.
Joseph J. Ferra, Jr.
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Joseph J. Ferra, Jr. and Tammy Furlong, and each one of them, as his or her true and lawful attorney-in-fact, proxy and agent, with full power of substitution and resubstitution and full power to act without the other, for him or her in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact, proxies and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, proxies and agents, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Joseph J. Ferra, Jr.	President, Chief Executive Officer and Director	March 6, 2025
Joseph J. Ferra, Jr.	(Principal Executive Officer)

/s/ Tammy Furlong	Chief Financial Officer	March 6, 2025
Tammy Furlong	(Principal Financial and Accounting Officer)

/s/ Steven A. Elms	Chairman of the Board of Directors	March 6, 2025
Steven A. Elms

/s/ R. Michael Carruthers	Director	March 6, 2025
R. Michael Carruthers

/s/ Julie M. Cherrington, Ph.D.	Director	March 6, 2025
Julie M. Cherrington, Ph.D.

/s/ Timothy P. Clackson, Ph.D.	Director	March 6, 2025
Timothy P. Clackson, Ph.D.

/s/ Darcy Mootz, Ph.D.	Director	March 6, 2025
Darcy Mootz, Ph.D.

/s/ Alan B. Sandler, M.D.	Director	March 6, 2025
Alan B. Sandler, M.D.